UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2013

MeetMe, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 12, 2013, MeetMe, Inc. (the “Company”) announced the resignation of its Chief Financial Officer, Michael Matte, who will remain with the Company as Executive Vice President of Finance until March 31, 2013, when his resignation will become effective.

(c)           On February 12, 2013, the Company announced the appointment of David D. Clark, age 46, as Chief Financial Officer.  Mr. Clark has served as Executive Vice President, Chief Financial Officer and Treasurer of Nutrisystem, Inc. since July 2008, and prior to that was Senior Vice President, Chief Financial Officer and Treasurer of Nutrisystem, Inc. since November 2007.  Mr. Clark also served as Secretary of Nutrisystem, Inc. from November 2007 through July 2010.  From November 2006 through October 2007, Mr. Clark was Chief Financial Officer of Claymont Steel Holdings, Inc.  Prior to that, Mr. Clark was Chief Financial Officer of SunCom Wireless Holdings from its founding in 1997 through February 2006, and held the additional position of Executive Vice President from 2000 through February 2006, and Senior Vice President from 1997 through 2000.  During this time, he also served as Chief Financial Officer of Triton Cellular Partners, L.P., an entity related to SunCom Wireless Holdings, from 1997 through April 2000.  Prior to that, Mr. Clark served from 1996 through 1997 as a Managing Director at Furman Selz L.L.C., and from 1986 through 1996 in various positions at Citibank N.A., including Vice President in Media and Communications and High Yield Finance.

Additional information regarding Mr. Clark is included in the Company’s press release dated February 12, 2013, which is furnished as Exhibit 99.1 to this current report on Form 8-K.

The information furnished on this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated February 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: February 14, 2013	By:	/s/ John Abbott
	Name:	John Abbott
	Title:	Chairman and Chief Executive Officer